UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

United Development Funding Income Fund V

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55612	46-3890365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 200, Grapevine, Texas

76051

(Address of principal executive offices)

(Zip Code)

(214) 370-8960

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2019 (the “Prior Form 8-K”), effective December 20, 2019, United Development Funding Income Fund V, a Maryland real estate investment trust (“UDF V”), entered into an agreement with Rosehill Reserve, Ltd., Harrigan Development Partners, LLC and Thomas L. Hargrove, Jr. (collectively, the “Developer”), each of which is unaffiliated with UDF V, providing for the settlement of a land acquisition and development loan made by UDF V to Rosehill Reserve, Ltd. in 2014. The settlement agreement provides for the transfer of assets consisting of approximately 143 finished lots, 143 acres of entitled land, reimbursements due from a Municipal Utility District in Harris County Texas and other assets of Rosehill Reserve, Ltd. to UDF V in exchange for UDF V’s release of the Developer parties from their respective obligations under the UDF V deed of trust and other loan documents. On January 31, 2020, UDF V closed this transaction and obtained the aforementioned assets from the Developer pursuant to the settlement agreement. At closing, 65 of the aforementioned finished lots and 91 of the aforementioned acres were concurrently sold to repay the senior loan that had been originated on November 11, 2016, as referenced in the Prior Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding Income Fund V

Dated: February 6, 2020	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer